UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Orion Group Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 15, 2025 (the “Annual Meeting”). At the close of business on March 21, 2025, the record date for the Annual Meeting, there were 38,835,232 shares of the Company’s common stock outstanding and entitled to vote. A total of 32,692,497 shares were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

1. Election of two Class III Directors to serve a three-year term expiring at the 2028 Annual Meeting and until his or her successor is duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes

Austin J. Shanfelter	26,633,472	1,070,193	7,141	4,981,691
Mary E. Sullivan	26,258,940	1,401,472	50,394	4,981,691

2. Advisory vote to approve the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
26,029,427	1,465,950	215,429	4,981,691

3. Ratification of Appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain
32,271,146	399,770	21,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

` By: /s/ Travis J. Boone

Travis J. Boone

President & CEO

Date: May 19, 2025